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Exhibit 99.1

        On February 3, 2004, Evolving Systems, Inc. (the "Company") published a press release containing certain financial information about the Company as follows:

FOR IMMEDIATE RELEASE:	NEWS
February 3, 2004	NASDAQ-EVOL

EVOLVING SYSTEMS REPORTS $9.6 MILLION IN Q4 BOOKINGS

Company Also Reaffirms Guidance and
Plans Year-End Earnings Release for Second Week of March

        ENGLEWOOD, Colorado—Evolving Systems, Inc. (NASDAQ-EVOL), a provider of innovative software solutions for operations and systems integration to many of the largest communications companies in the U.S., today said it booked $9.6 million in new orders in the fourth quarter, the highest quarterly order total of 2003. These bookings, primarily with tier one wireless and wireline carriers, include new software license and service agreements as well as substantial annual maintenance renewals which typically occur in the fourth quarter.

        The Company also reaffirmed its latest guidance, which calls for revenue in the range of $27.7 million to $28.7 million for 2003 with profitability for both the fourth quarter and full year. The Company said it expects to announce final 2003 financial results and conduct a conference call to update investors on current business operations during the second week of March 2004. The date and time of the year-end news release and conference call will be announced later in February.

        "Based on preliminary results, we are pleased with our financial performance for 2003," said Stephen Gartside. "We expect our fourth quarter ended December 31, 2003 to be our sixth consecutive profitable quarter since the implementation of our successful restructuring plan, and we are looking forward to announcing our full-year financial results."

About Evolving Systems

        Evolving Systems, Inc. (NASDAQ: EVOL) provides innovative software solutions for operations and systems integration to many of the largest communications companies in the U.S. The Company provides local number portability solutions, offers software products that enable carriers to comply with the FCC's number conservation mandates intended to extend the life of the North American Numbering Plan, and offers solutions in the area of network management for monitoring and capacity planning. The Company's ServiceXpress™ methodology and offering is used to accelerate development and integration efforts. Evolving Systems' unique competence as an integration and solutions provider for both operations support systems (OSS) and network solutions positions the Company to accelerate the automation and availability of tomorrow's services for today's tier one carriers and application service providers. For additional information visit www.evolving.com.

        CAUTIONARY STATEMENT: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Specifically, the Company's statements about revenue and profitability guidance, the revenue the Company expects to realize from the announced order bookings, and the approximate date for release of 2003 financial results are forward-looking statements. Readers should not place undue reliance on these forward-looking statements. Actual results could differ materially because of the timing of delivery under the Company's contracts; internal budgeting changes of customers; unexpected costs and delays in, or failure to meet, project milestones; the impact of competition, and the general state of the telecommunications industry.

        For a more extensive discussion of the Company's business, please refer to the Company's Form 10-K filed with the SEC on March 28, 2003 as well as subsequently filed Form 10-Q and 8-K reports.

CONTACTS:
Investor Relations	Public Relations
Jay Pfeiffer	Johanna Erickson
Pfeiffer High Public Relations, Inc.	Ogilvy Public Relations Worldwide
303-393-7044	303-634-2609
jay@pfeifferhigh.com	johanna.erickson@ogilvypr.com

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EVOLVING SYSTEMS REPORTS $9.6 MILLION IN Q4 BOOKINGS